                         INVESTMENT MANAGEMENT AGREEMENT


         AGREEMENT, made by and between DELAWARE GROUP PREMIUM FUND, INC., a Maryland corporation (the "Company") severally on behalf of each series of shares of common stock of the Company that is listed on Exhibit A to this Agreement, as that Exhibit may be amended from time to time (each such series of shares is hereinafter referred to as a "Series" and, together with other series of shares listed on such Exhibit, the "Fund"), and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware business trust (the "Investment Manager").

                              W I T N E S S E T H:

         WHEREAS, the Company has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, each Series engages in the business of investing and reinvesting its assets in securities; and

         WHEREAS, the Investment Manager is registered under the Investment Advisers Act of 1940 as an investment adviser and engages in the business of providing investment management services; and

         WHEREAS, the Company, severally on behalf of each Series, and the Investment Manager desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

         1. The Company hereby employs the Investment Manager to manage the investment and reinvestment of each Series' assets and to administer the Company's affairs, subject to the direction of the Company's Board of Directors and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Company in any way, or in any way be deemed an agent of the Company. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Series and shall effect the purchase and sale of such investments in furtherance of each series' objectives and policies and shall furnish the Board of Directors of the Company with such information and reports regarding each series' investments as the Investment Manager deems appropriate or as the Directors of the Company may reasonably request.

         2. The Company shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' and Directors' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. Directors, trustees, officers and employees of the Investment Manager may be directors, trustees, officers and employees of any of the investment companies within the Delaware Investments family (including the Company). Directors, trustees, officers and employees of the Investment Manager who are directors, trustees, officers and/or employees of these investment companies shall not receive any compensation from such companies for acting in such dual capacity.

         In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Company and Investment Manager may share facilities common to each, which may include legal and accounting personnel, with appropriate proration of expenses between them.

         3. (a) Subject to the primary objective of obtaining the best execution, the Investment Manager will place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Company, to the Investment Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a "Sub-Adviser") or to any other fund for which the Investment Manager or any Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Company or who sell shares of any other investment company (or series thereof) for which the Investment Manager or any Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of any investment companies or series thereof for which the Investment Manager or Sub-Adviser provide investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and NASD Regulation, Inc.

                  (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Company, the Investment Manager may cause a Series to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Company on behalf of the Fund and to other investment companies (or series thereof) and other advisory accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

         4. As compensation for the services to be rendered to a particular Series by the Investment Manager under the provisions of this Agreement, that Series shall pay monthly to the Investment Manager exclusively from that Series' assets, a fee based on the average daily net assets of that Series during the month. Such fee shall be calculated in accordance with the fee schedule applicable to that Series as set forth in Exhibit A hereto, which Exhibit may be amended from time to time as provided in Paragraphs 10(b) and (c) of this Agreement.

         If this Agreement is terminated prior to the end of any calendar month with respect to a particular Series, the management fee for such Series shall be prorated for the portion of any month in which this Agreement is in effect with respect to such Series according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 calendar days after the date of termination.

         5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 ("Sub-Advisers") to perform some or all of the services for a Series for which it is responsible under this Agreement. The Investment Manager will compensate any Sub-Adviser for its services to the Series. The Investment Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Series' shareholders is obtained. The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

         6. The services to be rendered by the Investment Manager to the Company on behalf of each Series under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         7. The Investment Manager, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Company or to any other investment company, corporation, association, firm or individual.

         8. It is understood and agreed that so long as the Investment Manager and/or its advisory affiliates shall continue to serve as the investment adviser to any of the Company's Series, other investment companies as may be sponsored or advised by the Investment Manager or its affiliates shall have the right permanently to adopt and to use the words "Delaware," "Delaware Investments" or "Delaware Group" in their names and in the names of any series or class of shares of such funds.

         9. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to the Company on behalf of any Series, the Investment Manager shall not be subject to liability to the Company or to any Series or to any shareholder of the Company for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

         10. (a) This Agreement shall be executed and become effective as of the date written below, and shall become effective with respect to a particular Series as of the effective date set forth in Exhibit A for that Series, only if approved by the vote of a majority of the outstanding voting securities of that Series. It shall continue in effect for an initial period of two years for each Series and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by the vote of a majority of the outstanding voting securities of that Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Company who are not parties hereto or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval.

             (b) Except as provided in Paragraph 10(c) below, no amendment to this Agreement (or to Exhibit A hereto) shall be effective with respect to any Series unless approved by: (i) a majority of the Directors of the Company, including a majority of Independent Directors; and (ii) a majority of the outstanding voting securities of the particular Series. Any such amendment that pertains to a Series will not change, or otherwise affect the applicability of, this Agreement with respect to other Series.

             (c) The Agreement (and Exhibit A hereto) may be amended with respect to a Series without the approval of a majority of the outstanding voting securities of that Series if the amendment relates solely to a management fee reduction or other change that is permitted or not prohibited under federal law, rule, regulation or SEC staff interpretation thereof to be made without shareholder approval. This Agreement may be amended from time to time to add or remove one or more Series, or to reflect changes in management fees, by an amendment to Exhibit A hereto executed by the Company and the Investment Manager. Any such amendment that pertains to a Series will not change, or otherwise affect the applicability of, this Agreement with respect to other Series.

             (d) This Agreement may be terminated as to any Series by the Company at any time, without the payment of a penalty, on sixty days' written notice to the Investment Manager of the Company's intention to do so, pursuant to action by the Board of Directors of the Company or pursuant to the vote of a majority of the outstanding voting securities of the affected Series. The Investment Manager may terminate this Agreement at any time, without the payment of a penalty, on sixty days' written notice to the Series of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Company on behalf of a Series to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

         11. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

         12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the _____ day of ___________________, ____.


DELAWARE MANAGEMENT COMPANY,                 DELAWARE GROUP PREMIUM
a series of Delaware Management              FUND, INC. on behalf of the Series
Business Trust                               listed on Exhibit A


By:______________________________            By:________________________________
Name:____________________________            Name:______________________________
Title:___________________________            Title:_____________________________


Attest:__________________________            Attest:____________________________


Name:____________________________            Name:______________________________
Title:___________________________            Title:_____________________________

                                    EXHIBIT A

         THIS EXHIBIT to the Investment Management Agreement between DELAWARE GROUP PREMIUM FUND, INC. and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust entered into as of the _________________day of _____________, ______________ (the "Agreement") lists the Series for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Series and the date on which the Agreement became effective for each Series.



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        Series Name                      Effective Date                                Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets)
                                                                                             Annual Rate
------------------------------------------------------------------------------------------------------------------------------------
Capital Reserve Series                   May 1, 1999                            0.50% on first $500 million
                                                                                0.475% on next $500 million
                                                                                0.45% on next $500 million
                                                                                0.425% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Cash Reserve Series                      May 1, 1999                            0.45% on first $500 million
                                                                                0.40% on next $500 million
                                                                                0.35% on next $500 million
                                                                                0.30% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Convertible Securities Series            May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Growth and Income Series                 May 1, 1999                            0.65% on first $500 million
(formerly Decatur Total Return                                                  0.60% on next $500 million
Series)                                                                         0.55% on next $500 million
                                                                                0.50% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Delaware Balanced Series                 May 1, 1999                            0.65% on first $500 million
(formerly Delaware Series)                                                      0.60% on next $500 million
                                                                                0.55% on next $500 million
                                                                                0.50% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
DelCap Series                            May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
        Series Name                      Effective Date                                Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets)
                                                                                             Annual Rate
------------------------------------------------------------------------------------------------------------------------------------
Delchester Series                        May 1, 1999                            0.65% on first $500 million
                                                                                0.60% on next $500 million
                                                                                0.55% on next $500 million
                                                                                0.50% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Devon Series                             May 1, 1999                            0.65% on first $500 million
                                                                                0.60% on next $500 million
                                                                                0.55% on next $500 million
                                                                                0.50% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Series                   May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Social Awareness Series                  May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
REIT Series                              May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Small Cap Value Series                   May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Social Awareness Series                  May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
Strategic Income Series                  May 1, 1999                            0.65% on first $500 million
                                                                                0.60% on next $500 million
                                                                                0.55% on next $500 million
                                                                                0.50% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
        Series Name                      Effective Date                                Management Fee Schedule
                                                                                         (as a percentage of
                                                                                      average daily net assets)
                                                                                             Annual Rate
------------------------------------------------------------------------------------------------------------------------------------
Trend Series                             May 1, 1999                            0.75% on first $500 million
                                                                                0.70% on next $500 million
                                                                                0.65% on next $500 million
                                                                                0.60% on assets in excess of
                                                                                $2,500 million
------------------------------------------------------------------------------------------------------------------------------------
